Exhibit 99.1

Trex Company Announces Third-Quarter 2015 Results

  Net Sales of $94.0 Million
  $45 Million Shares Repurchased
  New Repurchase Program Authorized
  4Q15 Revenue Guidance of $85 Million

WINCHESTER, Va.--(BUSINESS WIRE)--October 27, 2015--Trex Company, Inc. (NYSE:TREX), the world’s largest manufacturer of wood-alternative decking and railing products, today announced financial results for the third quarter ended September 30, 2015.

Net sales for the third quarter of 2015 totaled $94.0 million compared to net sales of $95.5 million for the 2014 period. The Company reported net income of $3.7 million, or $0.12 per diluted share, for the third quarter of 2015 compared to net income of $8.9 million, or $0.28 per diluted share, for the prior-year period. During the 2015 quarter, the Company recognized $7.0 million of non-cash charges related to its warranty reserves, which negatively impacted earnings per share by $0.14. Excluding these charges, earnings for the 2015 period were $0.26 per diluted share.

For the nine months ended September 30, 2015, the Company reported net sales of $351.6 million compared to net sales of $317.5 million for the prior-year period. The Company reported net income of $40.0 million, or $1.25 per diluted share, for the first nine months of 2015 compared to net income of $36.4 million, or $1.10 per diluted share, for the 2014 period. The Company recognized $7.8 million of non-cash charges related to its warranty reserves during the 2015 period, negatively impacting earnings per share by $0.15. Excluding these charges, earnings for the 2015 period were $1.40 per diluted share.

President and CEO James E. Cline commented, “Third-quarter revenue was slightly lower than last year, reflecting last year’s unusually strong quarter, caused by a late start to the decking season after a long and severe winter. For the first nine months of 2015 our net sales increased 11% versus last year’s period as we continue to outpace the market and advanced our industry-leading market share.

“During the quarter we enhanced the Company’s capital structure through the repurchase of $45 million in shares. Our strong free cash flow generation has enabled us to purchase a total of $120 million of shares since 2013. I am pleased to announce that the Board of Directors has approved a new 3.15 million share repurchase program.

“For the fourth quarter, we expect net sales of approximately $85 million, which represents a 15% increase over last year’s period. This will also set a new Company record for annual revenue at approximately $437 million and 11% growth over fiscal year 2014.”

Share Repurchase Programs

During the third quarter of 2015, the Company repurchased 1.1 million shares of its common stock at an average cost of $39.85 per share, for an aggregate purchase price of $45.2 million. Subsequent to these repurchases, the Company’s Board of Directors approved a new share repurchase program under which the Company may repurchase up to 3,150,000 shares of Trex’s outstanding common stock through December 31, 2016. The Board also approved management expanding the Company’s credit facility by $100 million to support the repurchase program. There is no guarantee as to the exact number of shares that will be repurchased under the Company’s program, or that there will be any repurchases pursuant to the program. In addition, the stock repurchase program may be suspended, extended or terminated by the Company at any time without prior notice.

Third-Quarter 2015 Conference Call and Webcast Information

Trex will hold a conference call to discuss its third-quarter 2015 results and other corporate matters on Tuesday, October 27, 2015 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 or 888-803-7638 and reference conference ID #48233470. A live webcast of the conference call will also be available in the Investor Relations section of the Trex Company website at http://investor.trex.com/phoenix.zhtml?c=86979&p=irol-irhome.

For those who cannot listen to the live broadcast, an audio replay of the earnings call will be available on the Trex website for 30 days.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the impact of weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. Documents filed with the Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 6,700 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.

Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net sales	$94,023	$95,502	$351,602	$317,458

Cost of sales	71,880	65,133	228,688	203,897

Gross profit	22,143	30,369	122,914	113,561

Selling, general and administrative expenses	15,698	15,902	58,763	54,468

Income from operations	6,445	14,467	64,151	59,093

Interest expense, net	157	167	482	791

Income before income taxes	6,288	14,300	63,669	58,302

Provision for income taxes	2,544	5,387	23,657	21,934

Net income	$3,744	$8,913	$40,012	$36,368

Basic earnings per common share	$0.12	$0.28	$1.27	$1.12

Basic weighted average common shares outstanding	31,227,643	31,606,264	31,547,212	32,538,832

Diluted earnings per common share	$0.12	$0.28	$1.25	$1.10

Diluted weighted average common shares outstanding	31,537,010	32,008,780	31,923,255	32,966,317

Comprehensive income	$3,744	$8,913	$40,012	$36,368

TREX COMPANY, INC.

Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30,	December 31,
	2015	2014
	(Unaudited)

ASSETS
Current assets:

Cash and cash equivalents	$2,532	$9,544
Accounts receivable, net	80,396	36,391
Inventories	16,955	23,747
Prepaid expenses and other assets	4,879	6,288
Deferred income taxes	9,860	9,271
Total current assets	114,622	85,241
Property, plant and equipment, net	105,944	98,716
Goodwill and other intangibles	10,528	10,534
Other assets	1,537	1,333
Total assets	$232,631	$195,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$10,146	$20,050
Accrued expenses	22,548	20,660
Accrued warranty	7,744	8,744
Line of credit	48,500	-
Total current liabilities	88,938	49,454
Deferred income taxes	3,708	3,708
Non-current accrued warranty	28,211	25,097
Other long-term liabilities	3,774	4,180
Total liabilities	124,631	82,439
Stockholders’ equity:

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.01 par value, 80,000,000 shares authorized; 34,779,891 and 34,800,552 shares issued and 30,865,162 and 32,020,123 shares outstanding at September 30, 2015 and December 31, 2014, respectively	348	348
Additional paid-in capital	116,571	116,740
Retained earnings	111,309	71,297
Treasury stock, at cost, 3,914,729 and 2,780,429 shares at September 30, 2015 and December 31, 2014, respectively	(120,228)	(75,000)
Total stockholders’ equity	108,000	113,385
Total liabilities and stockholders’ equity	$232,631	$195,824

TREX COMPANY, INC.

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014

Operating Activities
Net income	$40,012	$36,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,920	11,449
Deferred income taxes	(589)	-
Stock-based compensation	4,021	3,672
Loss on disposal of property, plant and equipment	168	169
Excess tax benefits from stock compensation	(2,437)	(12,677)
Other non-cash adjustments	(269)	(245)
Changes in operating assets and liabilities:
Accounts receivable	(44,005)	(7,698)
Inventories	6,792	7,789
Prepaid expenses and other assets	(310)	(415)
Accounts payable	(9,904)	(2,027)
Accrued expenses and other liabilities	3,626	(3,690)
Income taxes receivable/payable	4,126	12,630

Net cash provided by operating activities	12,151	45,325

Investing Activities
Expenditures for property, plant and equipment	(18,279)	(8,794)
Proceeds from sales of property, plant and equipment	35	48
Purchase of acquired company, net of cash acquired	(32)	(44)
Notes receivable, net	-	59

Net cash used in investing activities	(18,276)	(8,731)

Financing Activities
Borrowings under line of credit	199,000	139,000
Principal payments under line of credit	(150,500)	(136,000)
Repurchases of common stock	(52,081)	(52,892)
Proceeds from employee stock purchase and option plans	257	690
Excess tax benefits from stock compensation	2,437	12,677

Net cash used in financing activities	(887)	(36,525)

Net (decrease) increase in cash and cash equivalents	(7,012)	69
Cash and cash equivalents at beginning of period	9,544	3,772

Cash and cash equivalents at end of period	$2,532	$3,841

Supplemental Disclosure:
Cash paid for interest, net of capitalized interest	$390	$498
Cash paid for income taxes, net	$20,164	$9,342

CONTACT:
Trex Company, Inc.
Bryan Fairbanks, 540-542-6300
VP & CFO
or
LHA
Harriet Fried, 212-838-3777